                                                                   Exhibit 10.18

                                     AGREEMENT

     This agreement is entered into as of January 8, 1992 by and between Goal Systems International Inc.., an Ohio corporation ("Goal"), on the one hand, and Neon Systems, Inc. an Illinois corporation ("Neon"), and Peter Schaeffer, an individual and the sole shareholder of Neon ("Schaeffer"), on the other hand (collectively, the "Neon Parties"), who hereby agree as follows:

                                     BACKGROUND

     A. Goal is in the business of acquiring, developing, supporting, and marketing software products, including its OPS/MVS software product (the "OPS Product"). Neon is in the business of acquiring, developing, supporting and marketing software products, including Neon's Shadow DB2 product (the "Shadow Product").

     B. Neon wishes to acquire from Goal rights to use the source code from release 2.2 and earlier for the OPS Product (the "OPS Source") and the source code from other Goal software products and other releases of the OPS Product (collectively "Other Goal Source") for inclusion in software products to be developed, licensed and/or marketed by Neon. (The OPS Source and the Other Goal Source are referred to collectively herein as the "Goal Source"). All references to OPS Source shall be deemed to include all the related tools (for example, edit macros and clists including those used to support OPS/MVS).

     C. Goal wishes to acquire from Neon rights to use the source code from the initial release of the Shadow Product (The "Shadow Source") and the source code for other Neon software products and other releases of the Shadow Product (collectively "Other Neon Source") for inclusion in software products to be developed, licensed and/or marketed by Goal. (The Shadow Source and the Other Neon Source are referred to collectively herein as the "Neon Source"). All references to Shadow Source shall be deemed to include all the related tools (for example, edit-macros and clists including those used to support Shadow).

     D. The parties acknowledge that the licensing and/or marketing to be done by either party may be done either directly or through third parties, including by way of example and not limitation, OEMS ("Original Equipment Manufacturer" as that term is used in the software industry).

     E.   Goal is willing to grant such rights to Neon as provided herein.

     F.   Neon is willing to grant such rights to Goal as provided herein.

                                     AGREEMENT

For good, adequate and valuable consideration, including the above preamble, the parties agree

     1. GRANT OF RIGHTS TO USE OPS SOURCE. Goal hereby grants to Neon the non-exclusive right to use the OPS Source for inclusion in, in the development of, and/or in the enhancement of, software products to be owned, supported, licensed and/or marketed by Neon. Such software products shall not be competitive with any existing or currently planned software product of Goal which existing or currently planned software product of Goal is described in Schedule A titled "Current and Planned Goal Software Product". Any software owned, supported, licensed and/or marketed by Neon which is not competitive with the Goal software products listed in Schedule A as they currently exist or, with respect to planned software, as they are described therein, shall be deemed to be "Authorized Neon Software Product". None of the OPS Source may be used by Neon for inclusion in, in the development of, or in the enhancement of, any software product other than Authorized Neon Software Product or in any other way without the express written consent of Goal.

     2. USE OF OTHER GOAL SOURCE. Upon request by Neon, Goal may (but shall not be obligated to) grant to Neon the nonexclusive right to use specified other Goal Source ("Authorized Other Goal Source") for inclusion in, in the development of, and/or in the enhancement of, software products to be owned supported, licensed and/or marketed by Neon. Any such other software product to be owned, supported, licensed and/or marketed by Neon using the Authorized Other Goal Source shall be a software product which meets the requirements of being "Authorized Neon Software Product" and such other additional requirements as may be determined by Goal at that time and shall be herein referred to as "Authorized Other Neon Software Product". The Authorized Other Goal Source and any such other additional requirements shall be specified by way of the attached Exhibit A titled "Authorized Other Goal Source - Approval Sheet".

          Authorized Neon Software Product and all Authorized other Neon Software Product are referred to collectively herein as "Authorized Neon Product".

     3. GRANT OF RIGHTS TO USE SHADOW SOURCE. Neon hereby grants to Goal the non-exclusive right to use the Shadow Source for inclusion in, in the development of, and/or in the enhancement of, software products to be owned, supported, licensed and/or marketed by Goal. Such software products shall not be competitive with any existing or currently planned software product of Neon which existing or currently planned software product of Neon is described in Schedule B titled "Current and Planned Neon Software Product". Any software owned, supported, licensed and/or marketed by Goal which is not competitive with the Neon software products listed in Schedule B as they currently exist or, with respect to planned software, as they are described therein, shall be deemed to be "Authorized Goal Software Product". None of the Shadow Source may be used by Goal for inclusion in, in the development of, or in the enhancement of, any software product other than Authorized Goal Software Product or in any other way without the express written consent of Neon.

     4. USE OF OTHER NEON SOURCE. Upon request by Goal, Neon may (but shall not be obligated to) grant to Goal the nonexclusive right to use specified Other Neon Source ("Authorized Other Neon Source") for inclusion in, in the development of, and/or in the enhancement of, software products to be owned, supported, licensed and/or marketed by Goal. Any such other software product to be owned, supported, licensed and/or marketed by Goal using the Authorized Other Neon Source shall be a software product which meets the requirements of being an "Authorized Goal Software Product" and such other additional requirements as may be determined by Neon at that time and shall be herein referred to as "Authorized Other Goal Software Product". The Authorized other Neon Source and any such other additional requirements shall be specified by way of the attached Exhibit B titled "Authorized Other Neon Source - Approval Sheet".

     Authorized Goal Software Product and all Authorized other Goal Software Product are referred to collectively herein as "Authorized Goal Product".

     5. NEON PARTIES CONFIDENTIALITY. During the term of this agreement and at all tines thereafter, the Neon Parties agree to keep confidential and not disclose to anyone or use in any way other than as specifically permitted herein any of the Goal Source, including any OPS Source and/or any Authorized other Goal Source incorporated into any Authorized Neon Product, provided that this provision shall cease to apply to any OPS Source and/or Authorized Other Goal Source which is incorporated into any Authorized Neon Product after five years from the date of termination of this agreement.

     6. GOAL CONFIDENTIALITY. During the term of this agreement and at all times thereafter, Goal agrees to keep confidential and not disclose to anyone or use in any way other than as specifically permitted herein any of the Neon Source, including any Shadow Source and/or any Authorized other Neon Source incorporated into any Authorized Goal Software Product, provided that this provision shall cease to apply to any Shadow Source and/or any Authorized other Neon Source which is incorporated into any Authorized Goal Product after five years from the date of termination of this agreement.

     7. TERM AND TERMINATION. The term of this agreement shall commence on the date hereof and continue in effect until such date as is one year after the date of the release of Neon's first software product and thereafter until terminated by either Goal or Neon by giving ninety (90) days written notice of termination to the other, provided that (a) Goal may in all events terminate this agreement at any time upon written notice to Neon in the event that Schaeffer hereafter ceases to own or control over 50% of either the aggregate outstanding voting stock or the aggregate outstanding equity interest in Neon, and (b) Neon may in all events terminate this agreement at any time upon written notice to Goal in the event that a "New Goal Party" (as defined below) hereafter owns or controls over 50% of either the aggregate outstanding voting stock or the aggregate outstanding equity interest in Goal. For this purpose, the term "New Goal Party" shall mean any single individual or corporate person or groups of individual or corporate persons acting together (excluding however any "Existing Goal Controlling Parties"). "Existing Goal Controlling Parties" shall mean the current Directors of Goal and the three shareholders currently owning the largest number of outstanding shares of Goal stock.

Upon termination, all parties shall cease to have any further rights or obligations hereunder except those which expressly survive the termination of this agreement.

Neon's right under Sections 1 and 2 herein to use the OPS Source and Authorized Other Goal Source, which source code has prior to that time been used, or is then being actively used, pursuant to the terms of this agreement for inclusion in, in the development of, and/or in the enhancement of, software products owned, supported, licensed and/or marketed by Neon, shall survive termination of this agreement. All other rights to use the OPS Source or the Authorized Other Goal Source granted hereunder shall terminate.

Goal's right under Sections 3 and 4 herein to use the Shadow Source and Authorized Other Neon Source, which source code has prior to that time been used, or is then being actively used, pursuant to the terms of this agreement for inclusion in, in the development of, and/or in the enhancement of, software products owned, supported, licensed and/or marketed by Goal, shall survive termination of this agreement. All other rights to use the Shadow Source or the Authorized Other Neon Source granted hereunder shall terminate.

The parties rights and obligations under Sections 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 21 shall survive termination of this agreement.

     8. COMPETING PRODUCTS. Nothing herein shall restrict or prevent Goal from acquiring, developing, licensing, supporting and/or marketing software products which are competitive with software products of Neon, provided that Goal shall be restricted to using the Shadow Source and the Authorized Other Neon Source solely for inclusion in, in the development of, and/or in the enhancement of an Authorized Goal Product. Nothing herein shall restrict or prevent Neon from acquiring, developing, licensing, supporting and/or marketing software products which are competitive with software products of Goal, provided that Neon shall be restricted to using the OPS Source and the Authorized Other Goal Source solely for inclusion in, in the development of, and/or in the enhancement of an Authorized Neon Product.

     9. SOURCE CODE DISPUTES. Notwithstanding anything to the contrary (including section 13), if there is ever any dispute over the improper or unauthorized use of source code by either Neon or Goal, and if by reason thereof, the party charged with such improper use is required to discontinue use of the disputed source code, then such party shall be provided a reasonable period of time not to exceed nine (9) months to discontinue use of the disputed source code and to develop replacement source code independent of and without any use of or reference to such disputed source code."

     10. NEON BOARD MEETINGS. For the purpose of assuring a reasonable level of communication between Goal and Neon with respect to its relationship hereunder, Goal shall have the right to have a non-voting representative present and participating at all meetings of the board of directors of Neon. This right shall exist for the period of five (5) years from the date hereof, and shall continue thereafter if and for so long as this agreement is still in effect.

     11. OTHER SCHAEFFER AGREEMENTS AND PROPRIETARY RIGHTS. This agreement shall not affect any other agreements between or among any of the parties, (which agreements include the Confidentiality and Invention Agreement between Schaeffer and Goal, the Affirmation of Confidentiality and Invention Agreement between Schaeffer and Goal, dated April 12, 1990, the MVS Security holders Competition Restriction Agreement between Schaeffer and Goal, dated April 12, 1990, and any other agreements between or among any of the parties) which agreements shall remain in full force and effect except as provided below:

     (a) Neon hereby agrees to be bound by the MVS Security holders Competition Restriction Agreement for the same period of time that Schaeffer is bound thereby.

     (b) To the extent that any agreement between or among Schaeffer and Goal restricts or limits Schaeffer's use of any Goal proprietary rights or information in a manner inconsistent with the rights granted to Neon under this agreement, the terms of this agreement shall prevail.

     (c) The parties acknowledge that Schaeffer is currently an employee of Goal, and as a result, all rights to any work performed by Schaeffer for Goal shall belong exclusively to Goal and shall be treated as a "work for Hire" on behalf of Goal, unless the parties agree in writing to the contrary. Prior to commencing any work for Goal, if Schaeffer intends to incorporate into such work software developed by him as an employee of Neon ("Neon Proprietary Information"), Schaeffer must first send written notice thereof to Goal's Legal Department -
          Attention: General Counsel (the "Proprietary Rights Notice"). If after Goal receives the Proprietary Rights Notice, Goal consents in writing to Schaeffer's incorporation of Neon Proprietary Information into work to be performed by Schaeffer for Goal as a Goal employee, Neon shall retain title to the Neon Proprietary Information, but Goal shall have a nonexclusive, worldwide right to use the Neon Proprietary Information for inclusion in, in the development of, and/or in the enhancement of software products to be owned., supported, licensed and/or marketed by Goal.

     12. SCHAEFFER GUARANTEE. Subject to Section 21, Schaeffer hereby unconditionally guarantees all of the obligations of Neon under this agreement.


     13. DEFAULT. In the event that either Goal or the Neon Parties are in material default under any provision of this agreement, the other party shall have the rights provided for in this Section. The non-defaulting party shall provide written notice of any such default to the defaulting party, and the defaulting party shall then have a period of 30 days after such written notice in which to correct the default. If the defaulting party has not corrected the default within such period of time, the non-defaulting party may terminate this agreement by written notice to the defaulting party.

     14. COMMUNICATIONS. Except as otherwise provided herein, notices and other written communications by either party to the other party shall be made or given when delivered personally to the other party (in the case of a corporation, to the attention of the chief executive officer or any vice president reporting to the chief executive officer) or when deposited in the United States mail, first-class postage prepaid, and addressed to the other party at the-address set forth for such party below its signature at the end of this agreement (or at such other address as that party may previously have specified in a notice to the other party).

     15.  ARBITRATION.  Section 15 is deleted and replaced with Section 23.

     16. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto. However, no party shall have the right to assign this agreement or any of its obligations or responsibilities hereunder without the prior written consent of the other parties.

     17. RELATIONSHIP BETWEEN PARTIES. The parties to this agreement are independent contractors with respect hereto. No form of joint venture, partnership or similar relationship between the parties is intended or hereby created.

     18. AMENDMENT; WAIVER; REMEDIES. No amendment or modification of any provision of this agreement shall be effective unless in writing and signed by the party against whom such amendment or-modification is sought to be enforced. The failure of any party at any time or times to demand strict performance by the other party of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof. Any party may at any time demand strict and complete performance by any other party of said terms, covenants and conditions.

     19. SEVERABILITY. If any provision of this agreement shall be held by a court of competent jurisdiction to be contrary to law., the remaining provisions of this agreement shall remain in full force and effect.

     20. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties concerning the subject matter hereof and includes the following which are hereby attached hereto and made a part hereof:

     / /  Schedule A titled "Current and Planned Goal Software Product"

     / /  Exhibit A titled "Authorized Other Goal Source Approval Sheet"

     / /  Schedule B titled "Current and Planned Neon Software Product"

     / /  Exhibit B titled "Authorized Other Neon Source Approval Sheet"

     21. NOTIFICATION RIGHTS. At all times during the term of this agreement and for a period of five (5) years thereafter, Neon shall provide Goal's designated non-voting representative to its Board with reasonable advance notice of (a) any proposed significant grant of marketing or other rights in any Authorized Neon Product which incorporates any OPS Source or Authorized Other Goal Source to any third party (specifically excluding end user licenses), or
(b) any proposed election to sell ownership of any Authorized Neon Product which incorporates any OPS Source or Authorized Other Goal Source to any third party.

The purpose of this right of notification is to permit Goal the opportunity to negotiate with Neon to sell or license the same to Goal before Neon closes the transaction with the third party. This section creates no obligation on the part of Neon or Goal to engage in any transaction with the other and each party -4MEP_--- shall be required to keep provisions of and the existence of this section, and any information about any proposed transaction covered by this section, confidential and limit knowledge thereof to those of its employees with a clear need to know. This obligation of confidentiality shall terminate after five years from the date of termination of this agreement.

     22. RELEASE OF GUARANTEE. Schaeffer's guarantee under the Agreement shall terminate upon the occurrence of any- of the following:

     (a) Neon, in any period of four years (i) becomes publicly held (ii) obtains an average annual cumulative volume of gross revenues equal to or exceeding $100,000,000, and (iii) obtains an average annual cumulative volume of pre tax net income equal to or exceeding $10,000,000; or

     (b) Schaeffer or Neon provides a substitute guarantee from a publicly held company that has had during the previous four year period (i) an average annual cumulative volume of gross revenue equal to or exceeding $100,000,000, and (ii) an average annual cumulative volume of pre tax net income equal to or exceeding $10,000,000; or

     (c) Schaeffer or Neon provides a performance bond issued by a bonding company reasonably acceptable to Goal, in the amount of $5,000,000 which bond shall have a term of 10 years or longer; or

     (d) Schaeffer or Neon provides a 10 year $5,000,000 standby letter of credit, from a financial institution reasonably acceptable to Goal, as a substitute for Schaeffer's guarantee.

The above references to Neon in sub-section a. above is intended to specifically include any surviving entity in a merger involving Neon. The numbers referred to in subsections a. and b. above shall be determined by certified audited financials conducted according to Generally Accepted Accounting Principles.
Goal shall be entitled to precondition the termination of Schaeffer's guarantee pursuant to Sections a. and b. above on (I) supporting certified audited financials prepared by a "Big 611 accounting firm, or on (ii) a confirming audit to be conducted at the expense of Goal which audit, if so required, shall not be unreasonably delayed.

     23. ARBITRATION. Any dispute over the Agreement shall be arbitrated according to the commercial arbitration rules of the American Arbitration Association ("AAA"). Arbitration shall be conducted at the AAA Office location determined by the Respondent. A party shall be deemed to be a Respondent regardless of what, if any, counterclaim such Respondent may bring against the initiating party. Parties may participate in any such arbitration by telephone if they so choose. There shall be one arbitrator which shall be chosen according to the rules of the AAA.

The Arbitrator shall attempt to avoid imposing unreasonable dollar penalties or marketplace restrictions on any party, the preferred resolution to any dispute over use of source code to be to permit the infringing party reasonable time to replace any infringing code with independently developed non-infringing source code. In all events, all parties shall have an express obligation of good faith and fair dealing toward each other. In constructing remedies, the arbitrator shall attempt to fashion remedies which produce commercially reasonable results for all parties involved, and shall take into consideration the extent to which the parties have complied with the obligation of good faith and fair dealing.

Nothing herein shall prohibit the parties from engaging in non-binding mediation prior to commencement of any binding arbitration, although no party shall be obligated to do so.

This section shall survive any termination of the Agreement.

     24. AUDIT RIGHTS. Both Neon and Goal shall have the right to audit the source code of the other in order to assure compliance by the other party. The auditing party shall conduct the audit at its own expense. Either party may require reasonable conditions on such audit in order to assure that its proprietary rights remain protected, provided-however, Schaeffer shall not be directly or indirectly prevented from participating in any such audit. This section shall survive any termination of the Agreement. Such audits shall not occur more than twice per year.

     25. INITIAL RELEASE OF SHADOW. While the shadow product exists in a pre-beta form, it has not yet been released for use by licensees. The initial release of the Shadow Product shall mean its release for general availability to licensees. In the event this does not occur within one year of the date of this agreement, it shall be deemed to have occurred on the first year anniversary of this Agreement.

     IN WITNESS WHEREOF, this agreement is executed by the parties effective as of the date first set forth above.

GOAL SYSTEMS INTERNATIONAL INC.    NEON SYSTEMS, INC.



By;  /s/ H. Neal Atei              By:       /s/ Peter Schaeffer
     --------------------------         -----------------------------
Name:     H. Neal Atei             Name:          Peter Schaeffer
     --------------------------         -----------------------------
Title:    Vice President           Title:         President
       ------------------------           ---------------------------
Address:  7965 North High Street   Address:       6464 Savoy Dr., Suite 304B
          Columbus, Ohio 43235                    Houston, TX 77036


                                   /s/ Peter Schaeffer
                    ----------------------------------------------
                    Peter Schaeffer
                    Address        6464 Savoy Dr. Suite 304B
                                   Houston, TX 77036

Schedule A

Current and Planned Goal Software Product

The following software products, as described below, shall be deemed the existing or currently planned software products of Goal. To the extent the following descriptions are ambiguous or incomplete they shall be construed in the light most favorable to Neon:

/ / OPS/MVS and all features of OPS/MVS such as the OCF, the IOF, the COF, OCP, OPS/Relay, etc.
/ /  SAR (Sysout Archive & Retrieval)
/ /  Arise
/ /  Express Delivery
/ /  EPIC (for all platforms)
/ /  Runtrac
/ /  Jobtracc
/ /  Phoenix
/ /  Explore (MVS, VM, VSE, CICS, SQL/DS)
/ /  VSAM Utilities
/ /  Insight DB2
/ /  FAQS/ASO
/ /  FAQS/PCS
/ /  Preference
/ /  Alert (VM, VSE)
/ /  Flee
/ /  SAR VSE
/ /  Explore SQL (for SQL/DS)
/ /  Sysview
/ /  IN2ITIVE
/ /  a DOS Windows 3.0 training product (not yet named)
/ /  a flowcharting tool for MVS J6bstream (not yet named)
/ /  Sunrise
/ /  PDSMAN
/ /  DB-Delivery
/ /  Preview
/ /  FAVER/DB2
/ / The Data Storage Management software product currently being developed pursuant to a Development and Marketing Agreement between Goal and Mission Critical Software, Inc. The DSM product automates data and disk space management for distributed computers.

The above software products include those enhancementsp-PS-7 that would be reasonably foreseeable byw4;65h (as of the date this Agreement is executed) as being necessary to keep the software products competitive in the future.

Exhibit A

Authorized other Goal Source - Approval Sheet

     Goal hereby grants to Neon the non-exclusive right to use the following specified Other Goal Source as Authorized Other Goal Source for inclusion in, in the development of, and/or in the enhancement of, software products to be owned, supported, licensed and/or marketed by Neon. Any such software product to be owned, supported, licensed and/or marketed by Neon using this Authorized Other Goal Source shall be a software product which meets the requirements of being "Authorized Neon Software Product" and the following additional requirements:

The Authorized Other Goal Source is:

/ /
/ /
/ /
/ /
/ /

The additional requirements are:

/ /
/ /
/ /
/ /
/ /

To the extent the above descriptions and definitions are ambiguous or incomplete they shall be construed in the light most favorable to Neon.


GOAL SYSTEMS INTERNATIONAL INC.    NEON SYSTEMS, INC.



By:  /s/ H. Neal Atei                   By:  /s/ Peter Schaeffer
     ---------------------------             -----------------------------
Name:     H. Neal Atei                  Name:     Peter Schaeffer
      --------------------------             -----------------------------
Title:    Vice President                Title:    President
       -------------------------               ---------------------------
Address:  7965 North High Street        Address:  6464 Savoy Dr., Suite 304B
          Columbus, Ohio 43235                    Houston, TX 77036

Schedule B

Current and Planned Neon Software Product

The following software products, as described below, shall be deemed the existing or currently planned software products of Neon. To the extent the following descriptions are ambiguous or incomplete they shall be construed in the light most favorable to Goal:

/ /  Shadow DB2     it is a user interface to DB2 which in its initial release is compatible with DB2 commands (this includes any future variations which interface to databases in addition to DB2, regardless of what names these variations may be given)
                    .(subsequent releases may have additional or different command compatibility and each type of compatibility could be given a different product name)

/ /  Shadow IMS     it interfaces to IMS as opposed to DB2 (this is a planned
                    product)

/ /  Shadow CICS    it interfaces to CICS as opposed to DB2 (this is a planned product)

/ /  APPC MON       A monitor for APPC/XVS (this is a planned product)

The above software products include those enhancements that would be reasonably foreseeab1e (as of the date this Agreement is executed) as being necessary to keep them competitive in the future.

Exhibit B

Authorized other Goal Source - Approval Sheet

     Neon hereby grants to Goal the non-exclusive right to use the following specified Other Neon Source as Authorized Other Neon Source for inclusion in, in the development of, and/or in the enhancement of, software products to be owned, supported, licensed and/or marketed by Goal. Any such software product to be owned, supported, licensed and/or marketed by Goal using this Authorized Other Neon Source shall be a software product which meets the requirements of being "Authorized Goal Software Product" and the following additional requirements:

The Authorized Other Neon Source is:

/ /
/ /
/ /
/ /
/ /

The additional requirements are:

/ /
/ /
/ /
/ /
/ /

To the extent the above descriptions and definitions are ambiguous or incomplete they shall be construed in the light most favorable to Goal.


GOAL SYSTEMS INTERNATIONAL INC.         NEON SYSTEMS, INC.



By:  /s/ H. Neal Atei                   By:  /s/ Peter Schaeffer
     ---------------------------             -----------------------------
Name:     H. Neal Atei                  Name:     Peter Schaeffer
      --------------------------             -----------------------------
Title:    Vice President                Title:    President
       -------------------------               ---------------------------
Address:  7965 North High Street        Address:  6464 Savoy Dr., Suite 304B
          Columbus, Ohio 43235                    Houston, TX 77036